As filed with the Securities and Exchange Commission on October 2, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement

Under the Securities Act of 1933

PINNACLE DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1263732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

2005 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Michael R. Sayre

Chief Executive Officer

Pinnacle Data Systems, Inc.

6600 Port Road

Groveport, Ohio 43125

(614) 748-1150

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value issuable under the 2005 Equity Incentive Plan	877,750	$0.68	$596,870.00	$23.46
TOTAL	877,750(3)	$0.68	$596,870.00	$23.46

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $0.68 per share, which represents the average of the high and the low prices of the Registrant’s Common Stock reported on the American Stock Exchange on September 29, 2008.

(3)

Consists of additional shares authorized under the evergreen provision of the 2005 Equity Incentive Plan (the “Plan”). Pursuant to such provision, on the last day of the Fiscal Year beginning in 2005, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the lesser of: 5% of the Company’s total outstanding Shares on such date; or a lesser number of shares of Common Stock that may be determined by Company’s board of Directors.

EXPLANATORY NOTE

On August 24, 2006, the Registrant (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (File No. 333-136863) (the “Registration Statement”) registering 2,299,268 shares of its Common Stock, no par value, for issuance under its 2005 Equity Incentive Plan (the “Plan”). This Registration Statement is being filed to register additional securities as set forth on the facing page pursuant to General Instruction E of Form S-8. The contents of the Registrant’s Registration Statement are incorporated herein by reference. This Registration Statement registers the 877,750 additional shares of common stock available for issuance pursuant to the evergreen provision through fiscal year 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 15, 2008.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 14, 2008.

(d)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2007, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Pinnacle Data Systems, Inc. 2005 Equity Incentive Plan.*

5.1	Opinion of Counsel as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm (McGladrey & Pullen, LLP).

23.2	Consent of Independent Registered Public Accounting Firm (Maloney + Novotny LLC).

23.3	Consent of Counsel (contained in Exhibit 5.1).

*	Previously filed and incorporated by reference from the Registrant’s Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 2, 2008.

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre
Michael R. Sayre, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 2, 2008 in the capacities indicated:

Signature	Title

* (John D. Bair)	Chairman, Chief Technology and Innovation Officer and Director

/s/ Michael R. Sayre (Michael R. Sayre)	President, Chief Executive Officer (principal executive officer), and Director

* (Carl J. Aschinger, Jr.)	Director

* (Benjamin Brussell)	Director

* (Hugh C. Cathey)	Director

* (Thomas M. O’Leary)	Director

* (Ralph V. Roberts)	Director

*By: /s/ Michael R. Sayre Michael R. Sayre Attorney-in-Fact